UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the securities Exchange Act of 1934

February 10, 2004
Date of Report (Date of earliest event reported)

 ADAMS GOLF, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-24583	75-2320087
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Avenue, Suite 572, Wilmington, Delaware		19801
(Address of principal executive offices)		(Zip Code)

(302) 427-5892
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.   OTHER EVENTS

Adams Golf regrets to announce the passing of Mr. Robert F. MacNally, who has served as a member of the Company's Board of Directors since 1999.  A former Chairman, President and CEO of Tommy Armour Golf Company, Mr. MacNally provided valuable industry insight and guidance to the Company's Directors and Officers throughout his term as a Director.  Mr. MacNally was also a member of the Company's Audit Committee.

On February 10, 2004, Mr. Robert D. Rogers was elected to the Adams Golf Board to fill the position previously held by Mr. MacNally and will also serve on the Company's Audit Committee.  A resident of Dallas, Texas, Mr. Rogers has been President and CEO of Texas Industries, Inc. since 1970.  In 2002, Mr. Rogers was inducted into the Texas Business Hall of Fame.  From 1984 to 1986 he was Chairman of the Federal Reserve Bank of Dallas and currently serves on the Executive Board of Southern Methodist University's Cox School of Business where he is also an adjunct professor.  Mr. Rogers holds a B.A. in Economics from Yale University and an M.B.A. from Harvard University.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
By: /S/ OLIVER G. BREWER III
Name : Oliver G. Brewer, III
Title : President and Chief Executive Officer
Date : February 10, 2004
By: /S/ ERIC LOGAN
Name : Eric Logan
Title : Chief Financial Officer
Date : February 10, 2004